UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SEARCH BY HEADLINES.COM.CORP
(Exact name of registrant as specified in its charter)

Nevada	4899	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

106-1310 56th Street, Delta, BC, Canada, V4L 2A4
(Address and telephone number of registrant's principal executive offices)

Incorp Services Suite 880- 50 West Liberty, Reno Nevada

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP
Attn: Virgil Hlus, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the properties is expected to be made pursuant to Rule 434, please check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock to be offered for resale by selling stockholders	6,010,000	$0.50	$3,005,000	$322
Total Registration Fee				$322

(1)

An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Based on the last sales price on July 31, 2005. The selling stockholders will sell their shares of our common stock at a price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

____, 2006

SEARCH BY HEADLINES.COM.CORP

A NEVADA CORPORATION

6,010,000 SHARES OF COMMON STOCK OF SEARCH BY HEADLINES.COM.CORP

_________________________________

This prospectus relates to 6,010,000 shares of common stock of Search By Headlines.Com.Corp, a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling shareholders directly from our company in private offerings that were exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, and has never been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2006.

                The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                As used in this prospectus, the term “Search by Headlines” and the terms “we”, “us”, “our”, “the company” mean SEARCH BY HEADLINES.COM.CORP

All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the State of Nevada on May 17, 2005. We are engaged in the business of offering a free news submission and search service via the internet, through our website “searchbyheadlines.com.” Information contained in our website does not form part of this prospectus.

The address of our resident agent in Nevada is located at West Liberty, Suite 880, Reno, Nevada 89501. Our principal executive offices are located at 106-1310 156th Street, Delta, British Columbia, Canada V4L 2A4. Our telephone number is (778) 386-3528.

We are an operating company. In order to fund our plan of operation, we anticipate that we will require approximately $50,000 to $75,000 in additional funding through the next twelve month period.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 6,010,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may sell their shares of our common stock at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board. Please see the Plan of Distribution section at page 17 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 9,010,000 shares of our common stock issued and outstanding as at December 1, 2006.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

SUMMARY OF FINANCIAL DATA

The following information represents selected audited financial information for our company for the period from May 17, 2005, the date of inception, to our fiscal year ended July 31, 2006. The summarized consolidated financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Plan of Operation” beginning on page 23 of this prospectus.

From August 1, 2005 to July 31, 2006
Revenue	-
Net Comprehensive Loss for the Period	$8,913
Loss Per Share - basic and diluted	$0.00

As at July 31, 2006
Working Capital	$52,217
Total Assets	$63,503
Total Number of Issued Shares of Common Stock	9,010,000
Deficit	($15,400)
Total Stockholders’ Equity	$54,187

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have had no revenues from operations and if we are not able to obtain further financing or generate significant revenues from operations we may be forced to scale back or cease operations or our business operations may fail.

To date we have not generated any income from our operations and we have been dependent on sales of our equity securities to meet the majority of our cash requirements. From our date of inception on May 17, 2005 to our fiscal year ended July 31, 2006, we generated no revenues. As at July 31, 2006, we had cash of $60,923 and working capital of $52,217. We estimate that we will require approximately $100,000 and $125,000 to carry out our business plan for the next twelve months. Because we cannot anticipate when, if ever, we will be able to generate significant revenues from sales, we will need to raise additional funds to continue to develop our website to respond to competitive pressures, to sign agreements with advertisers or to respond to unanticipated requirements or expenses. If we are unable to generate significant revenues from operations or obtain financing, then we will not be able to maintain our operations.

We have only commenced our business operations in May, 2005 and we have a limited operating history. If we cannot successfully manage the risks normally faced by start-up companies, we may not achieve profitable operations and ultimately our business may fail.

We have a limited operating history. Our operating activities since our incorporation on May 17, 2005 consisted primarily of developing our website, followed by structuring of our marketing efforts and company systems. Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainties regarding our level of future revenues and our inability to budget expenses and manage growth accordingly and our inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the internet news industry make it difficult or impossible to predict future results of our operations. We may not establish a clientele that will make us profitable, which may result in the loss of some or all of your investment in our common stock.

The fact that we have not generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our inception on May 17, 2005. Since we are still in the early stages of operating our company and because of the lack of operating history at July 31, 2006, we will, in all likelihood, continue to incur operating expenses without significant revenues until our website gains significant popularity. Between May 17, 2005 and July 31, 2006, we raised $63,100 through the sale of shares of our common stock. We estimate our average monthly operating expenses, not including one time expenses in marketing and in completing construction of our website (approximately $1,500 a month), to be approximately $7,500 per month. We will not be able to expand our operations beyond current levels without generating significant revenues from our current operations or obtaining further financing. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our website. If we cannot attract a significant customer base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. .

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product selection and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

Our company anticipates that the funds that were raised from private placements by way of 31 subscription agreements entered into between May 17, 2005 and July 31, 2006 will not be sufficient to satisfy our cash requirements for the next twelve month period. Also, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

1.	we incur unexpected costs in developing and marketing our website;
2.	we incur delays and additional expenses as a result of technology failure;
3.	we are unable to create a substantial market for our website; or
4.	we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of such operations.

We will depend almost exclusively on outside capital to pay for the continued development and marketing of our products. Such outside capital may include the sale of additional stock, shareholder advances and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Three of our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

Two of our directors and officers are involved in other business activities. Joe Loeppky, our President, Secretary, Treasurer and director spends approximately 30 hours per month, or 15%, of his business time on the management of our company and Peter Hornstein, director, spends approximately 15 hours per month, or 7%, of his business time on the management of our company. As a result of their other business endeavors, Mr. Loeppky and Mr. Hornstein may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. In addition, the management of our company may be periodically interrupted or delayed as a result of other business interests.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

If we are unable to protect our internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the internet domain names “SEARCH BY HEADLINES.com” and “SEARCH BY HEADLINES.ca”. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in Canada and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our website and sales. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to our domain names, and infringing upon or otherwise decreasing the value of any future trademarks or other proprietary rights that we may develop. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names.

If our operations are disrupted by technological or other problems, we may lose audience members and not be able to generate revenues from the sale of advertising on our website.

The establishment and maintenance of our website services business will be essential to the success of the business.

Our systems could be overwhelmed or could fail for any number of reasons. We currently promote our products through the internet, and rely on the use of email to send distributors and wholesalers information regarding our products. We may not be able to expand our on-line marketing efforts, and may suffer obstacles in marketing on-line should the following circumstances occur:

1.	a power or telecommunications failure;
2.	human error; or

3.	a fire, flood or other natural disaster.

Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

The computer servers which house our incoming email and our website are provided through Webstrike Solutions, a non-related, Dallas based company. If the systems of this company slow down significantly or fail even for a short time, our customers would suffer delays in data access. These delays could damage our reputation and cause customers to choose other lighting product suppliers. We currently do not have any property and business interruption insurance to compensate us for any losses we may incur. If any of these circumstances occur, then our ongoing operations may be harmed to the extent that we will be unable to sell our products through our website, and/or promote via email and, as a result, you may lose some or all of your investment in our common stock.

Because our officers, directors and principal shareholders control a large percentage of our common stock, such insiders have the ability to influence matters affecting our shareholders.

Our officers and directors, in the aggregate, beneficially own 33.3% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 common shares, of which 9,010,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. Our common stock is not now, and has never been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 66.7% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 27 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 6 of this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 6,010,000 shares of common stock which were issued pursuant to several private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act of 1933.

The selling stockholders may sell their shares of our common stock at a fixed price $0.50 per share until our common stock is quoted on the Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $30,000.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.50 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is not now, nor has it ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

The common stock to be sold by the selling stockholders is the 6,010,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 6,010,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of December 1, 2006 and the number of shares of common stock covered by this prospectus.

Other than the relationship described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. All of the selling stockholders are family, close personal friends or business associates of Joe Loeppky, Peter Hornstein and Jason Hanson and such individuals contacted each of the selling stockholders on an individual basis.

Name of Selling Stockholder and Position, Office or Material Relationship with SEARCH BY HEADLINES.COM. CORP.(1)	Common Shares owned by the selling Stockholders(2)	Total Shares Registered Pursuant to this Offering	% of Total Shares owned by the Selling Stockholder(3)	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(3)
				# of Shares	% of Class
Frances Hodgson	150,000	150,000	1.7%	Nil	0%
Maria Pedrosa	350,000	350,000	3.8%	Nil	0%
Lynne Sylvain	125,000	125,000	1.4%	Nil	0%
Nigel Moore	25,000	25,000	0.3%	Nil	0%
Cheryl Hodgson	100,000	100,000	1.1%	Nil	0%
Russell MacDonald	100,000	100,000	1.1%	Nil	0%
Gary Schoenhaar	25,000	25,000	0.3%	Nil	0%
Peter Kletis	25,000	25,000	0.3%	Nil	0%
Trevor Rhues	50,000	50,000	0.6%	Nil	0%
Valerie Sundahl	50,000	50,000	0.6%	Nil	0%
Dawn VanZandt	250,000	250,000	2.7%	Nil	0%
Norma Ross	75,000	75,000	0.8%	Nil	0%
Timothy Roberts	25,000	25,000	0.3%	Nil	0%
Ann-Marie Flemming	25,000	25,000	0.3%	Nil	0%
Gregg Layton	420,000	420,000	4.7%	Nil	0%
Sanaz Biniaz	410,000	410,000	4.6%	Nil	0%
Adrian Bouchard	380,000	380,000	4.3%	Nil	0%
Adreas Seppelt	390,000	390,000	4.3%	Nil	0%
Roland Orban	420,000	420,000	4.7%	Nil	0%
Patrick Greenfield	410,000	410,000	4.6%	Nil	0%
Marnie Campbell	390,000	390,000	4.4%	Nil	0%
Randall Pow	390,000	390,000	4.3%	Nil	0%
Lisa Layton	400,000	400,000	4.3%	Nil	0%
Manijeh Dalirazar	400,000	400,000	4.3%	Nil	0%
Terry Amisano	200,000	200,000	2.2%	Nil	0%
Kevin Hanson	200,000	200,000	2.2%	Nil	0%
Ken Burnett	200,000	200,000	2.2%	Nil	0%
Derrick Dotchuk	25,000	25,000	0.3%	Nil	0%

Totals	6,010,000	6,010,000	66.7%

(1)

The respective selling security holders acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between May 2005 and July 2005. We issued an aggregate of 9,010,000 common shares to the selling security holders in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. We are subject to Category 3 of Rule 903 of Regulation S and accordingly, we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

(2)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	Assumes all of the shares of common stock offered are sold. Based on 9,010,000 common shares issued and outstanding on December 1, 2006.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not new, and has never been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders may sell their shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Although we believe that the selling stockholders do not intend to sell their shares until our shares are quoted on the OTC Bulletin Board, our company cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
3.	an exchange distribution in accordance with the rules of the exchange or quotation system;
4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
5.	privately negotiated transactions; and
6.	a combination of any aforementioned methods of sale.
The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.
In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market. We have directed the selling stockholders to a copy of such rules at http://www.law.uc.edu/CCL/regM and have informed them of the need for delivery of copies of this prospectus.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of our common stock is the Nevada Agency and Trust Company with an address at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and telephone number of (775) 322-0626.

LEGAL PROCEEDINGS

As of December 1, 2006, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Joe Loeppky	President, Secretary, Treasurer and Director	29	May 17, 2005
Jason Hanson	Director	31	May 17, 2005
Peter Hornstein	Director	50	May 17, 2005

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Joe Loeppky

Mr. Loeppky has been working as a web developer and graphic designer for the last eight years. His company, Profiled Designs, has designed and developed Search By Headlines.com. As one of the directors of Search By Headlines.com, he is continuing to help the company grow and provides customer service and technical support to the users of the site and as well as developing the marketing and advertising programs. Mr. Loeppky has completed a Microsoft Server and Network managing course and currently provides technical support for multiple companies. He has no prior experience as a director or officer of a public company.

Jason Hanson

Jason Hanson has worked for Newalta Corporation for five years and is responsible for the purchasing and the inventory programs. Mr. Hanson brings fundamental technical knowledge to the Company as well as an understanding of the business aspects associated with the industry. He has no prior experience as a director or officer of a public company.

Peter Hornstein

Mr. Hornstein has extensive experience in sales, marketing and consulting in point-of-sale and inventory monitoring systems in the food and beverage industry. He is currently president of of 88888 Developments Inc., a private company started in 1995, which is developing state of the art inventory management systems. Prior to forming 88888 Development Inc., Mr. Hornstein was president of Pan-Tech Systems Inc., a private company, from 1988 to 1994. Pan-Tech developed and serviced inventory monitoring systems for some of the larger restaurant chains in British Columbia. He has no prior experience as a director or officer of a public company.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Promoters

The promoters of our company are our President, Secretary, Treasurer and director Joe Loeppky and our director Jason Hanson.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2006 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Joe Loeppky 106-310 56th Street Delta, BC V4L 2A4	1,000,000	11.1%
Jason Hanson 308-210 West 16th Street North Vancouver, BC V7M 1T6	1,000,000	11.1%
Peter Hornstein 1647 Summerhill Ct Surrey, BC V4A 8S5 Canada	1,000,000	11.1%
Directors and Officers (3) (as a group)	3,000,000	33.3%
(1)	Based on 9,010,000 shares outstanding as of December 1, 2006.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or Bylaws, the operation of which may at a subsequent date result in a change of control of our company

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001. As at December 1, 2006 we had 9,010,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have engaged the firm of Madsen & Associates, CPA’s Inc., Certified Public Accountants, to audit our financial statements for the period from May 17, 2005, the date of inception, to our fiscal year ended July 31, 2005 and fiscal year ended July 31, 2006. There has been no change in the accountants and no disagreements with Madsen & Associates, CPA’s Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of SEARCH BY HEADLINES.COM.CORP included in this prospectus have been audited by Madsen & Associates, CPA’s Inc., of 684 East Vine St., #3, Murray, Utah 84107, to the extent and for the period set forth in their report appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, each director, officer, employee and agent and all other persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes to the fullest extent of the law (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by the individual in connection with the defense or settlement of any action or suit by or in the right of the company, or in connection with any appeal therein, or otherwise, if the individual acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Our company may, in our discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of any final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our Bylaws or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head office is located at 106-1310 56th Street, Delta, British Columbia, Canada, V6B 5C6. The office is provided to us at no cost by Joe Loeppky, the President, Secretary, Treasurer and a director of our company. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. We anticipate that we will continue to rent the premises without costs so long as the space requirements of our company do not require a larger facility.

DESCRIPTION OF BUSINESS

General

We were incorporated on May 17, 2005, in the State of Nevada. Following incorporation, we commenced the business of marketing our website and accessories throughout our target markets of North America.

Current Business

SearchbyHeadlines.com features news in a format that users search or submit news by headline. News is broken down by headline under industry sectors, then once again by: Public Company News, Private Company News or Association and Non-Profit News. The site offers free news submission service for public relations and investor relations representatives as well as upgraded services. Upgraded users can submit news releases with up to three different headlines that rotate every four hours.

The three rotating headlines expose the news to visitors every four hours. The results give companies and organizations valuable search feedback and data that can be implemented in to an overall online marketing strategy.

Search by Headlines allows users to search by keywords or headlines for the most relevant targeted news results. News is broken down by headlines and industry sector so users don't waste time searching news that isn't relevant to their topic. Search by Headline, Industry Sector and choose from: Public Company News, Private Company News or Association and Non-Profit News!

Search by Headlines focuses its content and search on headlines based on internet usage feedback and data, which suggests that by placing the right headline in a news release, companies can optimize visibility for a more specific, targeted audience. As internet users are exposed to increasing content and content formats, readers tend to read and scan headlines for keywords and phrases, followed by the first paragraph.

The Company has become a recognized news source for Google news , so when news is posted on the site by online registered users, it is redistributed by Google news within 1-3 hours. The site is currently building and adding distribution partners.

Google has over 4500 news sources updated continuously. Google News editors may choose a site of their own accord or they may evaluate and choose to accept a site upon request by a particular company. In our case, we requested Google to list us as one of their news sources. Google evaluated our website and chose to list it as a Google news source after we made a few adjustments to our website to meet Google’s criteria and standards. To become a news source for Google, there is no direct cost but we did incur some expenses to make the required changes to our website. For example we adjusted our page naming system and modified our service to ensure that the news would be continuously updated. Google may remove news sources from its index by its own choice or on popular request, which would most likely be the case concerning content that is harmful or unacceptable to the public at large.

Current and Anticipated sources of Revenue

The current primary sources of revenue are upgrade fees for news submission, payable online via paypal: $30 per news release for upgrade of releases to include three rotating headlines.

We have established a Google Adsense account, which generates monthly revenues by advertisements placed strategically on the site. Google generates monthly reports for “click throughs” on the advertisements placed on searchbyheadlines.com . As site traffic increases , the “click throughs” increase, generating increased revenue. It's a way for website publishers to provide Google web and site search to their visitors, and to earn money by displaying Google advertisements on the search results pages. As of October 16, 2006 , our account balance was $13.33.

We currently offer traditional online advertising in the form of banner, text and link advertisements. We offer multiple advertising packages to suit the various advertising needs of different companies.

Our advertising option called “News Release Rotation Advertisements” costs $300 per month. We rotate the clients’ advertisements through our various news releases.

Our advertising option called “Side Bar Advertisements” costs $500 per month. We place the clients’ advertisements in the static side bar of our key pages.

Our advertising option called “Home Page Advertisements” costs $700 per month. We place the clients’ advertisements on our home page. The home page is usually the most valued and highest visited page of any website.

Our future revenue models may include audio headline news services, with a podcast section, where news release headlines would be read and recorded in an audio format for a fee and posted on the site.

Marketing

We have submitted the site to multiple search engine directories, search directories online and have submitted and posted news releases describing the companies services on online destinations. Currently, searching www.Google.com results in the company’s services being found referred to on multiple sites.

We have become a recognized news source for Google news, so when news is posted on the site by online registered users, it is redistributed by Google news within one to three hours. The site is currently building and adding distribution partners.

We have built a customer prospect database of potentially 2000 public relations firms that may potentially use our news distribution services. We plan to contact many of these prospective clients or target our advertising to the type of prospective client that we find are in the website. None of these public relations firm have yet become our customers.

We may attend or sponsor industry trade shows for Search Engine Optimization related businesses and or Internet Marketing Trade Shows

Until we obtain further funding our president, Mr Loeppky, will carry out our on marketing efforts. In the future, we may consider hiring a marketing contractor or employee, if it is in the best interests of out company.

Technology

We provide two major services to our clients:
1)	A news resources and provider, allowing users to search through our headlines and organize their search results. With our built- in search software, we accurately index news as it is submitted to our site.

2)

A news submission service that allows users to submit their news and categorize it in the appropriate group. To help keep our search results accurate, the user can also enter keywords relevant to their news. The unique feature to the news submission service is the rotating headline feature, allowing users to submit their news with up to three different headlines. Our software changes those headlines every four hours. To help syndicate our users news, we offer news feeds separated into our major categories.

The system consists of a Web Server, SQL Database, ASPX web pages, HTML web pages with client side scripting language, and web browsers. The system handles two types of requests from the user: 1) single page requests; and  2) multiple listing requests. Each piece of news may contain up to three headlines which are in a four hour rotation.

Suppliers

We host our website and email on servers which are owned and operated by Web Strike Solutions . On June 1, 2006, we paid approximately $161 to In Vancouver Web Services for web hosting services which includes 0.5 gigabytes of bandwith and 100 megabytes of storage. Additionally, we paid In-Vancouver Web Services approximately $27 for domain linking of our website, www.searchbyheadlines.com. The web hosting services are prepaid for one year and we are not required to pay any additional web hosting fees until June 1, 2007. There are numerous hosting companies all over North America that could meet our hosting needs. In the event that In-Vancouver Web Services ceases operations or discontinues its business relationship with us, we will be able to resume services with another hosting company on substantially similar terms as currently exist between our company and In-Vancouver Web Services without significant disruption to our business.

Competition

There are many companies offering free online news submission and search services. For example, Prweb (www.Prweb.com), 24-7 Press Release (www.24-7pressrelease.com) and Topix (www.Topix.net). While these companies do offer such features as free and upgraded news services, they do not allow users to search and submit news by headlines. We also have unique features including multiple rotating headlines. Some of our competitors, such as Prweb, do not offer the search capability offered by us. Topix does not offer online news submission for online users. Other unique features of Search By Headlines include the ability to search news by category of stock news, private company news, association or non profit news and by industry, and news can be submitted by three different, rotating headlines.

We believe that we can compete in this industry because we believe that our unique features, our proposed marketing plan and our advertising options will enable us to attract sufficient users and advertisers.

Growth Strategy

We plan on increasing our revenues by increasing our product offerings and our marketing efforts for each product. We plan to diversify and offer new services for news distribution including the audio headline services, unique to the press release industry . The company also plans to build its news distribution partners, adding value to the current services. The company will grow its online content from the “free news submission “ services, which will increase the revenue from the Google Adsense model. The company can also grow by partnering with other online content sites and providing suitable news sources .

Employees

Our company is currently operated by Joe Loeppky as our President, Secretary and Treasurer . We periodically hire independent contractors to execute our marketing, sales, and business development functions. Our company may hire employees when circumstances warrant. At present, however, our company does not anticipate hiring employees in the near future.

Intellectual Property

The company has filed a Trade Mark for “Search By Healdines.com” with the U.S. Patent and Trade Mark Office. We filed the Trade Mark on February 7, 2006.

PLAN OF OPERATION

The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Incorporation of SEARCH BY HEADLINES.COM.CORP.

Search By Headlines.com was incorporated on May 17, 2005 in the State of Nevada.

Results of Operations for the period May 17, 2005 (Date of Inception) to July 31, 2005.

From May 17, 2005 to July 31, 2005, we raised working capital from the directors and established our premises. We did not generate revenues or incur any expenses during the period.

Results of Operations for the period August 1, 2005 to July 31, 2006.

During the year ended July 31, 2006, covered by our audited financial statements, we did not generate any revenues. Our operating expenses for the year ended July 31, 2006, were $16,104. General and administrative costs were $15,119. We expect this number to increase to approximately $30,000 over the next twelve month period which management expects will be adequate to support our business operations. Amortization expense was $985, which we expect to remain constant over the next twelve month period. We recorded interest income of $704 during the year ended July 31, 2006.

We had a foreign exchange gain of $6,487 as the Canadian dollar increased in value against the United States dollar during the year. We cannot determine with any certainty whether this will re-occur in the next twelve month period.

We reported a net loss of $8,913 for the year ended July 31, 2006.

Liquidity and Capital Resources

Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to expand our current operations. We have icurred losses since inception and this is likely to continue in the year ended July 31, 2007.

Management projects that we may require $50,000 to $75,000 in addition to our current cash to fund our operating expenditures for the next twelve month period. Projected working capital requirements for the next twelve month period, are broken down as follows:

Estimated Working Capital Expenditures During the Next Twelve Month Period
Operating expenditures
Marketing	$10,000-$15,000
General and Administrative	$35,000-$40,000
Legal and Accounting	$35,000-$40,000
Website development costs	$20,000-$30,000
Working capital on hand	$(50,000)-$(50,000)
Total	$50,000-$75,000

Operating Activities

Operating activities used cash of $5,709 for the year ended July 31, 2006. The cash used during the period was largely the result of the net loss from operations.

Investing Activities

Investing activities used cash of $2,955 for the year ended July 31, 2006, as a result of the website development.

Financing Activities

Financing activities provided cash of $63,100 for the year ended July 31, 2006. During the year, the Company issued 9,010,000 shares of common stock through private placements that raised $63,000.

In August 2005, we issued 3,000,000 shares to the directors’ of the Company at an offering price of $0.001 for gross proceeds of $3,000 in an off-share transaction relaying on rule 903 of Regulations of the Securities Act of 1933. Joe Loeppky, Peter Hornstein and Jason Hanson acquired 1,000,000 shares each. Mr. Loeppky, Mr. Hornstein and Mr. Hanson are not US persons as that term is defined in Regulation S.

In September 2005, we issued 6,010,000 common shares to 28 subscribers at an offering price of $0.01 per share for gross offering proceeds of $60,100 in an off-share transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were US persons as that term is defined in Regulation S.

Future Operations

Our primary objectives for the next twelve month period include the further development of our website and expansion of our marketplace. We intend on expanding our market-share by:

1.	Marketing our company’s news submission fees and multiple advertising packages; and,
2.	Adding additional distribution partners.

Revenue Processing

Sales may be processed either by cheque or through PayPal. PayPal is computer software that facilitates electronic payments over the internet in exchange for a transaction fee. The transaction fees and discount rates we pay to PayPal are 3.5% of the sales amount. We plan to establish a policy on additional charges to customers for using PayPal or discounts for paying by cheque or wire to cover these costs.

Our “User Agreement” with PayPal is a contract between our company and PayPal and relates to our use of the PayPal payment service and the services provided to us by PayPal. Sales through PayPal are transferred periodically to our operating bank account.

Marketing

The following is our marketing plan for the next twelve month period, which is expected to cost approximately $3,000. The costs will not be passed on to our customers:

1.	Website development to incorporate new and unique tools to benefit all aspects of our growing business.
2.

The company has built a customer prospect database of potentially 2000 public relations firms that may potentially use our news distribution services. We plan to contact many of these prospective clients or target our advertising to the type of prospective client that we find are in the website. None of these public relations firms have yet become our customers.

3.	The company may attend or sponsor industry trade shows for Search Engine Optimization related businesses and or Internet Marketing Trade Shows

General and Administration

General and administration costs include administration costs, office, and miscellaneous expenses. These costs are estimated to be between $2,900 per month to $3,300 per month based on previous costs and probable expansion of our administration over the next twelve month period.Our company is currently operated by Joe Loeppky as our President, Secretary and Treasurer. We anticipate that we will periodically hire independent contractors to execute our marketing, sales, and business development functions. In the next twelve month period, we plan to hire independent contractors to assist in business development with an emphasis on marketing. We may choose to compensate such persons with consideration other than cash, such as shares of our common stock or options to purchase shares of our common stock.

Other Expenses

We also incur expenses unrelated to the sales operations including legal expenses relating to the preparation of this registration statement and prospectus. We expect to incur a total of $30,000 in legal expenses related to the preparation and filing of this registration statement and prospectus. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $2,000 per month.

In management’s opinion, we need to achieve the following events or milestones in the next twelve month period in order for us to become a going concern:

1.

We must continue to develop new customers. New customers have been generated by cold-calls, email lists, web-site hits on our website www.searchbyheadlines.com and most importantly, by referrals from current customers; and,

2.	We must increase the orders made by our existing customers. This will be accomplished by customer satisfaction with the performance and pricing of the existing packages.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations, on which we plan to spend approximately $2,500.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Foreign Currency Translation

The financial statements of our company are stated in United States dollars although we earn substantially all of our revenues in Canadian currency. The financial statements of our company are translated to United States dollars under the current rate method in accordance with SFAS No. 52 “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the current rate, while stockholders’ equity accounts are translated at the appropriate historical rate. The translation of all currencies into United States dollars is included solely for your convenience. Such translation should not be construed as a representation that our foreign currencies can be converted into United States dollars at that rate or any other rate. The revenues and expenses that occur evenly over the period are translated at the weighted-average rate for the period. The cumulative translation adjustments balance is reported as a component of accumulated other comprehensive income.

Revenue Recognition

Our company recognizes revenue when delivery has occurred or services have been rendered and collect-ability is reasonably assured.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

•	We paid Joe Loeppky, the President, Secretary, Treasurer and director of our company, $2,955 in consulting fees for website development during the year ended July 31, 2006.
•

In August, 2005, we issued 3,000,000 shares to the directors of our company at an offering price of $0.001 per share for gross offering proceeds of $3,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Jason Hanson, Peter Hornstein and Mr. Loeppky acquired 1,000,000 shares each.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

The promoters of our company are our President, Secretary, Treasurer and director, Joe Loeppky, and our director Jason Hanson.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any exchange. We plan to seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the SEC. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. As of December 1, 2006, we have no formal or informal agreements or understandings for a market maker to sponsor our securities.

Since the inception of our Company, we have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

As of December 1, 2006, there are no warrants for the purchase of shares of our common stock. Also, as of December 1, 2006, there were approximately 31 holders of record of our common stock.

EXECUTIVE COMPENSATION

No executive officer of our company or our subsidiary has received an annual salary and bonus that exceeded $100,000 from the inception date of our company to our fiscal year ended July 31, 2006. The following table shows the compensation received by our executive officers for the period indicated:

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Joe Loeppky President, Secretary and Treasurer(1)	2006	$Nil	$Nil	$2,955	Nil	Nil	Nil	Nil
Jason Hanson Director(2)	2006	$Nil	$Nil	$Nil	Nil	Nil	Nil	Nil
Peter Hornstein Director(3)	2006	$Nil	$Nil	$Nil	Nil	Nil	Nil	Nil

(1)	Joe Loeppky was appointed as our President, Secretary and Treasurer on May 17, 2005.
(2)	Jason Hanson was appointed as a director on May 17, 2005.
(3)	Peter Hornstein was appointed as a director on May 17, 2005.

Stock Options and Stock Appreciation Rights

From the date of our inception to our fiscal year ended July 31, 2006, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director’s fees or other cash compensation for services rendered as a director for the fiscal year ended July 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Following the effectiveness of this registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, current reports and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars and are prepared in conformity with generally accepted accounting principles of the United States.

The following financial statements pertaining to our company are filed as part of this registration statement:

Audited financial statements for the year ended July 31, 2006 and for the period May 17, 2005, the date of inception, to July 31, 2005:

Report of Independent Registered Accounting Firm
Balance Sheet
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows
Notes to the Financial Statements

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

July 31, 2006

(Stated in US Dollars)

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St. Suite 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

Search by Headlines.com Corp.

(A Development Stage Company)

Vancouver, BC, Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Search by Headlines.com Corp. as of July 31, 2006 and the statements of operations, stockholders' equity and cash flows for the year ended July 31, 2006 and for the periods May 17, 2005 (Date of Inception) to July 31, 2005 and May 17, 2005 (Date of Inception) to July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Search by Headlines.com Corp. as of July 31, 2006 and the results of operations and cash flows for the year ended July 31, 2006 and for the periods May 17, 2005 (Date of Inception) to July 31, 2005 and May 17, 2005 (Date of Inception) to July 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah
September 29, 2006	/s/ Madsen & Associates, CPA’s Inc.

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

BALANCE SHEET

July 31, 2006

(Stated in US Dollars)

ASSETS

Current
Cash and cash equivalents	$60,923
Interest receivable	610

Total current assets	61,533

Website – Notes 3 and 6	1,970

$63,503

LIABILITIES

Current
Accounts payable	$9,316

STOCKHOLDERS’ EQUITY

Capital stock – Note 4
Authorized
100,000,000 common shares, par value $0.001 per share
Issued and outstanding
9,010,000 common shares	9,010
Additional paid-in capital	54,090
Comprehensive income	6,487
Deficit accumulated during the development stage	(15,400)

Total stockholders’ equity	54,187

$63,503

SEE ACCOMPANYING NOTES

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the year ended July 31, 2006

and for the periods May 17, 2005 (Date of Inception) to July 31, 2005 and May 17, 2005 (Date of Inception) to July 31, 2006

(Stated in US Dollars)

		May 17, 2005
	Year ended	(Date of Inception)
	July 31,	to July 31,
	2006	2005	2006

Revenue	$-	$-	$-

Expenses
Amortization	985	-	985
General and administrative	15,119	-	15,119

	16,104	-	16,104

Loss from operations	(16,104)	-	(16,104)

Interest income	704	-	704

Loss	(15,400)	-	(15,400)

Other:
Foreign currency translation adjustment	6,487	-	6,487

Net comprehensive loss for the period	$(8,913)	$-	$(8,913)

Basic and diluted loss per share	$(0.00)	$0.00

Weighted average number of shares outstanding	9,010,000	8,989,523

SEE ACCOMPANYING NOTES

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

for the period May 17, 2005 (Date of Inception) to July 31, 2006

(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
			Additional		During the
			Paid-in	Comprehensive	Development
	Shares	Par Value	Capital	Income	Stage	Total

Capital stock issued for cash:
August 2005 - at $0.001	3,000,000	$ 3,000	$ -	$ -	$ -	$ 3,000
September 2005 - at $0.01	6,010,000	6,010	54,090	-	-	60,100

Foreign currency translation adjustment	-	-	-	6,487	-	6,487

Net loss for the year	-	-	-	-	(15,400)	(15,400)

Balance, July 31, 2006	9,010,000	$ 9,010	$ 54,090	$ 6,487	$ (15,400)	$ 54,187

SEE ACCOMPANYING NOTES

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the year ended July 31, 2006

and for the periods May 17, 2005 (Date of Inception) to July 31, 2005 and May 17, 2005 (Date of Inception) to July 31, 2006

(Stated in US Dollars)

		May 17, 2005
	Year ended	(Date of Inception)
	July 31,	to July 31,
	2006	2005	2006

Operating Activities
Net loss for the period	$ (15,400)	$ -	$ (15,400)
Amortization expense	985	-	985
Changes in operating working capital items:
Interest receivable	(610)	-	(610)
Accounts payable	9,316	-	9,316

	(5,709)	-	(5,709)

Investing Activity
Website development	(2,955)	-	(2,955)

Financing Activities
Issuance of common stock for cash	63,100	-	63,100

Effect of foreign exchange on cash	6,487	-	6,487

Increase in cash during the period	60,923	-	60,923

Cash, at beginning of the period	-	-	-

Cash and cash equivalents, end of the period	$ 60,923	$ -	$ 60,923

SEE ACCOMPANYING NOTES

SEARCH BY HEADLINES.COM CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2006

(Stated in US Dollars)

Note 1	Organization and Nature of Business

Search by Headlines.com Corp. was incorporated in the State of Nevada on May 17, 2005, with 100,000,000 authorized common shares with a par value of $0.001 per share. The Company provides a specialized internet search engine that features news in a format that allows users to search or submit news by headline.

The Company’s fiscal year end is July 31.

Note 2	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“FAS”) No. 7.

Financial Instruments

The carrying amounts of financial instruments consisting of cash, interest receivable and accounts payable are considered by management to be their estimated fair values due to their short term maturities. The Company is not exposed to significant interest, currency or credit risk arising from its financial instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid treasury bulls readily convertible to cash within 90 days.

Website Costs

The Company recognizes the costs incurred in the development of the Company’s website in accordance with EITF 00-2 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Accordingly, direct costs incurred during the application stage of development are capitalized and amortized over the estimated over the estimated useful life of three years. Fees incurred for website hosting are expensed over the period of the benefit. Costs of operating the website are expensed as incurred.

CW979437.1

Note 2	Summary of Significant Accounting Policies – (cont’d)

Income Taxes

Income taxes are recognized in accordance with SFAS No. 109, “Accounting for Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined by applying currently enacted tax rates to temporary differences and loss carry forwards. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased where the effects of options, warrants or other common stock equivalents are dilutive.

At July 31, 2006, basic and diluted loss per share are equal because there are no outstanding common stock equivalents.

Foreign Exchange

The Company’s functional currency is in Canadian dollars as substantially all of the Company’s operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) in accordance with the FAS No. 52 “Foreign Currency Translation.”

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in Stockholder’s Equity, if applicable.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Note 3	Website

2006
		Accumulated	Net
	Cost	Amortization	Book Value

Website	$ 2,955	$ 985	$ 1,970

CW979437.1

Note 4	Capital Stock – Note 6

During the year ended July 31, 2005, the Company issued 3,000,000 and 6,010,000 common shares at $0.001 and $0.01 per share respectively for cash proceeds totalling $63,100 in a private placement.

Note 5	Deferred Income Taxes

The following table summarizes the significant components of the Company’s deferred tax assets:

Deferred tax assets
Non-capital loss carry-forward	$ 2,312
Valuation allowance for deferred tax asset	(2,312)

$ -

The amount taking into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

At July 31, 2006, the Company has accumulated non-capital losses totalling $15,400, which are available to reduce taxable income in future taxation years. These losses expire commencing 2026.

Note 6	Related Party Transactions

During the year ended July 31, 2006:

-	the Company incurred website development costs totalling $2,955 with a director of the Company.

-	the Company issued 3,000,000 common shares to directors of the Company for total proceeds of $3,000.

CW979437.1

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

CW979437.1

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, each director, officer, employee and agent and all other persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes to the fullest extent of the law (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by the individual in connection with the defense or settlement of any action or suit by or in the right of the company, or in connection with any appeal therein, or otherwise, if the individual acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Our company may, in our discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of any final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our Bylaws or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the Securities and Exchange Commission Registration Fees.

SEC registration fees		$322
Printing and engraving expenses		$1,000
Accounting fees and expenses		$11,000
Legal fees and expenses		$15,000
Transfer agent and registrar fees		$3,000
Fees and expenses for qualification under state securities laws	$	Nil
Miscellaneous	$	Nil
Total		$30,322

CW979437.1

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

In August, 2005, we issued 3,000,000 common shares to Joe Loeppky, Jason Hanson and Peter Hornstein at an offering price of $0.001 per share for gross offering proceeds of $3,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Mr. Leoppky, Mr. Hanson and Mr. Hornstein are directors of our company and subscribed for 1,000,000 shares each. None of the three subscribers were U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

In September 2005, we issued 6,010,000 common shares to 28 subscribers at an offering price of $0.01 per share for gross offering proceeds of $60,100 in an off-share transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were US persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Item 27 EXHIBITS

Exhibit Number	Description

3.1*	Articles of Incorporation

3.2*	Bylaws

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1*	Form of Subscription Agreement

10.2*	Agreement with Web Strike

23.1*	Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountants

23.2(1)	Consent of Clark Wilson LLP

*	Filed herewith

(1) Included in exhibit 5.1.

CW979437.1

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be

CW979437.1

permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on December 21, 2006.

SEARCH BY HEADLINES.COM.CORP

/s/ Joe Loeppky

By: Joe Loeppky

President, Chief Executive Officer and Director

(Principal Executive Officer, Principal Financial Officer and Controller)

Dated: December 21, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Joe Loeppky as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Joe Loeppky

By: Joe Loeppky

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Controller)

Dated: December 21, 2006

/s/ Jason Hanson

By: Jason Hanson

Director

Dated: December 21, 2006

/s/ Peter Hornstein

By: Peter Hornstein

Director

Dated: December 21, 2006

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EXHIBITS

Exhibit Number	Description

3.1*	Articles of Incorporation

3.2*	Bylaws

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1*	Form of Subscription Agreement

10.2*	Agreement with Web Strike

23.1*	Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountants

23.2(1)	Consent of Clark Wilson LLP

*	Filed herewith

(1) Included in exhibit 5.1.

CW979437.1